EXHIBIT 10.1

Confidential information has been omitted in places marked “*****” and has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

Business Proprietary Confidential Information
United States Enrichment Corporation
A Centrus Energy Corp. Subsidiary

August 1, 2016

Business Confidential Proprietary Information
Mr. Sergey I. Polgorodnik
First Deputy General Director
Joint Stock Company “TENEX"
28, bld. 3, Ozerkovskaya nab.
Moscow , 115484, Russia

Re:
Enriched Product Transitional Supply Contract, dated March 23, 2011, between Joint Stock Company “TENEX” (“TENEX”) and United States Enrichment Corporation (“USEC”), TENEX Contract No. 08843672/110033-051, USEC Contract No. EC-SC01-11-UE-03127 (the “TSC”)

Dear Mr. Polgorodnik:

United States Enrichment Corporation (“USEC”) proposes that, by execution of this letter agreement, Joint Stock Company “Techsnabexport” (“TENEX”) and USEC hereby agree that notwithstanding any provision of the TSC:

1.Subject to paragraph 4 below USEC shall have the option to Deliver up to ***** of Related Natural Uranium (the “Deferred Amount”) up to ***** beyond the applicable Feed Delivery Deadline and Feed Deadline Date in Section 7.03(a) (the “Extension Period”) for one or more Deliveries *****

(a)	*****

(b)	*****

(c)	*****

(d)	*****

*****

2.
The above option may be exercised for multiple Deliveries of Related Natural Uranium, provided (a) the total Deferred Amount outstanding at any time shall not exceed the amount permitted in Paragraph 1 above *****

3.	*****

4.	*****

5.	To elect the ***** USEC shall notify TENEX of its election not less than *****

6.	For any period during which *****. USEC will provide to TENEX a monthly report with available information about the *****. An obligation to *****.

This letter agreement supplements the TSC and unless it expressly states that it applies notwithstanding a contrary provision of the TSC, this letter agreement shall control to the extent that it is not consistent with an express term of the TSC. All capitalized terms not defined in this letter agreement shall have the meanings ascribed to such terms under the TSC.

Please indicate your agreement to all of the above by signing on behalf of TENEX in the space provided below. This letter agreement shall be effective as of the first date by that TENEX and USEC have signed in the space provided. The letter agreement may be signed in counterparts and delivered by any of the means permitted by Section 16.01 of the TSC, including by electronic mail in Adobe portable document format (.pdf) to the electronic mail addresses in Section 16.01. A counterpart document (including in .pdf format) signed by a Party shall constitute an original and all such signed counterparts assembled together shall constitute a fully executed agreement.

Sincerely,

/s/ Elmer W. Dyke

Elmer W. Dyke

Signed on behalf of the Joint Stock Company “TENEX”

___/s/ Sergey I. Polgorodnik __________________
(signature)

__ Sergey I. Polgorodnik______________________
(name)

__Acting General Director_____________________
(title)

__August 2nd 2016____________________________
(date)